UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 1, 2016, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report that on August 1, 2016, the transition period under that certain Separation Agreement between Orexigen and Takeda Pharmaceutical Company Limited (“Takeda”), dated March 15, 2016 (the “Separation Agreement”), terminated and the Company reacquired all commercial rights to CONTRAVE® in the United States. The Company is filing this amendment to the Initial Form 8-K to include the financial information required by item 9.01 of Form 8-K and to file the related consent.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company believes that according to the guidance of Financial Accounting Standards Board, Accounting Standards Codification 805, “Business Combinations”, and Article 11 of Regulation S-X, the acquisition of the U.S. rights to CONTRAVE meets the definition of a “business,” and exceeds the 40% level, which would require inclusion in the Form 8-K audited financial statements of the CONTRAVE business for two years pursuant to the requirements of Rule 8-04 of Regulation S-X and unaudited financial statements of the CONTRAVE business for the applicable interim periods.

Takeda has advised the Company that is impracticable to prepare complete financial statements related to the CONTRAVE business in order to enable the Company to file financial statements as required by Rule 3-05 of Regulation S-X in connection with the transaction. Specifically, Takeda has informed the Company of the following:

•	The CONTRAVE business has never been accounted for as a separate entity, subsidiary or division of Takeda’s business, and stand-alone financial statements of the CONTRAVE business have never been prepared.

•	Takeda did not manage the CONTRAVE business as a stand-alone business.

•	Takeda is unable to separate cash flows from sale of CONTRAVE from the sales of other of its products as, in many cases, Takeda has issued combined invoices related to multiple products, including CONTRAVE.

•	Takeda has never allocated certain indirect corporate expenses to the CONTRAVE business, including income taxes and corporate overhead expenses. Orexigen has been informed that this information is not otherwise readily available and any allocation would be subjective and would not be relevant due to significant differences in corporate structures between Takeda and Orexigen.

As a result, the Company is filing with this Current Report the following financial statements and notes thereto related to the CONTRAVE business for purposes of complying with the requirements of Rule 8-04 of Regulation S-X (collectively, the “Abbreviated Financial Statements”), which are incorporated herein by reference:

•	The audited statement of assets acquired and liabilities assumed of Contrave as of March 31, 2016 and 2015, and the related audited statements of revenues and direct expenses for each of the years in the two-year period ended March 31, 2016, and the unaudited statement of assets acquired and liabilities assumed of Contrave as of June 30, 2016 and the related unaudited statements of revenues and direct expenses for the three months ended June 30, 2016 and 2015, and the related notes to the financial statements, which are filed as Exhibit 99.1 to this Current Report.

Pursuant to a letter dated July 7, 2016 from the staff of the Division of Corporate Finance (the “Division”) of the Securities and Exchange Commission, the Division stated that it would permit the Company to file the Abbreviated Financial Statements in lieu of full financial statements required by Regulation S-X.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of June 30, 2016 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the six months ended June 30, 2016, each reflecting the acquisition of the CONTRAVE business, are filed as Exhibit 99.2 to this Current Report and are incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Audited statement of assets acquired and liabilities assumed of Contrave as of March 31, 2016 and 2015, and the related audited statements of revenues and direct expenses for each of the years in the two-year period ended March 31, 2016, and the unaudited statement of assets acquired and liabilities assumed of Contrave as of June 30, 2016 and the related unaudited statements of revenues and direct expenses for the three months ended June 30, 2016 and 2015, and the related notes to the financial statements

99.2	Unaudited Pro Forma Condensed Combined Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: October 17, 2016	By:	/s/ Michael A. Narachi
Name: Michael A. Narachi
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Audited statement of assets acquired and liabilities assumed of Contrave as of March 31, 2016 and 2015, and the related audited statements of revenues and direct expenses for each of the years in the two-year period ended March 31, 2016, and the unaudited statement of assets acquired and liabilities assumed of Contrave as of June 30, 2016 and the related unaudited statements of revenues and direct expenses for the three months ended June 30, 2016 and 2015, and the related notes to the financial statements

99.2	Unaudited Pro Forma Condensed Combined Financial Statements